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                                                                   EXHIBIT 10.29

                            APRIL 1996 AMENDMENT TO
                                 COMMERCE LEASE

     This Amendment is dated April 23, 1996 and effective as of March 1, 1996 by and between Dreyer's Grand Ice Cream, Inc. ("Tenant") and Smithway Associates, Inc. ("Landlord").

                                    RECITALS

A. On or about January 1, 1982, Tenant entered into a lease agreement with Jack and Tillie Marantz, predecessors of Landlord, with respect to certain improved real property located at 5743 East Smithway Street, Commerce California (the "Original Lease"). The Original Lease was subsequently amended several times. By that certain Assignment of Lease dated March 31, 1989, Wilsey, Bennett Co. ("Wilsey") assigned and transferred, and Tenant assumed, all the provisions of that certain Agreement and Lease dated August 1, 1986 between Wilsey and Tillie Marantz, as Trustee of the Tillie Marantz Revocable Trust, dba TJ Investments (the "Wilsey Lease"). Tenant and Landlord subsequently amended the Wilsey Lease to, among other things, make it coterminous with the Original Lease. Landlord and Tenant have also entered into certain other amendments, the most recent being dated December 1, 1995, prior to this Amendment. The Wilsey Lease, as amended to date, and the Original Lease, as amended to date, taken together shall be referred to herein as the "Commerce Lease".

B.  Tenant now desires to lease additional space from Landlord for a term of one
(1) year and Landlord desires to lease such space to Tenant for such term.

     Now, therefore, the parties agree as follows:

     1. Rental of Additional Space. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, as additional demised premises under the Commerce Lease (except with regard to the term of the lease of such additional demised premises), those areas identified below and which are more particularly described in the attached Exhibit A (the "Dock Offices"), which shall be leased subject to the following rental obligation:

                                      MONTHLY
    AREA         SQ. FT.     RATE     RENTAL
-------------    -------     ----     -------
Dock Offices       960       .25       $250

     The parties agree that the monthly rental set out above is a negotiated rate and in the event of any variation in the square footage of the Dock Offices, if measured, there shall be no adjustment in the monthly rental.

     2. Rental Commencement Date for Dock Offices. The obligation to pay rental on the Dock Offices shall commence on March 1, 1996, resulting in an aggregate monthly rental due under the Commerce Lease of fifty-nine thousand two hundred fifty dollars ($59,250) through February, 1997.

     3. Term of Lease of Dock Offices. The term of the lease of the Dock Offices shall commence effective as of March 1, 1996 and shall continue until February 28, 1997.

     4. Common Area Maintenance Expenses. Tenant shall pay common area maintenance expenses ("CAM") related to the Dock Offices in accordance with the formula provided in the amendment letter dated as of August 4, 1995 between Landlord and Tenant, which document amended the Commerce Lease.

     5. Effect of Amendment. The existing terms and conditions of the Commerce Lease shall remain in full force and effect except as such terms and conditions are modified and amended as expressly set out in this Amendment.

     6. Full Understanding. This Amendment contains the full understanding of the parties with respect to the subject matter hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representative as of the date and year first above written.

LANDLORD:                                          TENANT:

Smithway Associates, Inc.                          Dreyer's Grand Ice Cream, Inc.

By:                                                By:
-----------------------------------------             --------------------------------------

Title: President
     ------------------------------------          Title: Treasurer
                                                   ------------------------------------

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